Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF Delaware

In re: Dex Liquidating Co. (f/k/a Dextera Surgical Inc.),[1] Debtor.	Chapter 11 Case No. 17-12913 (KJC)

STIPULATION BY AND AMONG THE DEBTOR AND SABBY HEALTHCARE

MASTER FUND, LTD. AND SABBY VOLATILITY WARRANT MASTER FUND, LTD.

RESOLVING, INTER ALIA, OBJECTIONS TO CLAIM NOS. 13 AND 14

Dex Liquidating Co. (f/k/a Dextera Surgical Inc.), debtor and debtor-in-possession (the “Debtor”) in the above-captioned chapter 11 case (the “Chapter 11 Case”) and Sabby Healthcare Master Fund, Ltd. (“SHMF”) and Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF,” together with SHMF as the “Sabby Entities”) (each of the Debtor, SHMF and SVWMF are sometimes referred to individually as a “Party” and collectively as, the “Parties”), hereby stipulate and agree, by and through their respective counsel, as follows (the “Stipulation”):

RECITALS

WHEREAS, on December 11, 2017 (the “Petition Date”), the Debtor filed a voluntary petition for relief with the United States Bankruptcy Court for the District of Delaware (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, the Debtor continues to manage its property as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, on December 11, 2017, the Debtor entered into an agreement to sell substantially all of its assets (the “Sale”) to Aesculap, Inc. or its designee (the “Buyer”);

1              The last four digits of the Debtor’s federal tax identification number are 7832. The Debtor’s address is 7 West 41st Avenue- #245, San Mateo, CA 94403.

WHEREAS, at a hearing on January 24, 2018, the Court approved the Sale and entered the Order (WITH REVISIONS) (A) Approving Asset Purchase Agreement With Aesculap, Inc., (B) Authorizing Sale of Debtor’s Assets Free and Clear of Interests; (C) Authorizing Assumption and Assignment of Certain of the Debtor’s Executory Contracts; (D) Granting Related Relief [Docket No. 160] (the “Sale Order”);

WHEREAS, the closing of the Sale to the Buyer pursuant to the Sale Order occurred on February 20, 2018;

WHEREAS, subsequent to the closing of the Sale, the Debtor changed its name from Dextera Surgical Inc. to Dex Liquidating Co.;

WHEREAS, on April 18, 2018, the Debtor filed the Debtor’s Chapter 11 Plan of Liquidation (as such plan may be amended, the “Plan”) and the Disclosure Statement Relating to Debtor’s Chapter 11 Plan of Liquidation [Docket Nos. 249 and 250, respectively];

WHEREAS, pursuant to a Registration Statement under the Securities Act of 1933 filed with the United States Securities and Exchange Commission on Form S-1, and effective on May 11, 2017, the Debtor offered for sale 8,000 shares of Series B Convertible Preferred Stock along with, inter alia, certain Series 1 Common Stock Purchase Warrants (the “Warrants”);

WHEREAS, SHMF holds one Warrant exercisable for approximately 4,444,445 shares of the Debtor’s common stock and SVWMF holds one Warrant exercisable for approximately 2,222,222 shares of the Debtor’s common stock (collectively, the “Sabby Entities’ Warrants”);

WHEREAS, Alpha Capital Anstalt (“Alpha”) holds one Warrant exercisable for approximately 6,666,667 shares of the Debtor’s common stock;

WHEREAS, the Sabby Entities and Alpha allege that the Sale constitutes a “Fundamental Transaction” under section 3(d) of the Warrants and that, as a result of the Sale, they have claims against the Debtor equal to the Black Scholes Value of the unexercised portion of their Warrants;

WHEREAS, by electronic mail dated January 29, 2018, Sabby Management, LLC, sought to “elect” on behalf of the Sabby Entities to receive cash pursuant to section 3(d) of the Warrant as a result of the Sale;

WHEREAS, by letter dated March 20, 2018, Alpha purported to exercise its alleged rights under section 3(d) of the Warrants as a result of the closing of the Sale;

WHEREAS, or about January 29, 2018, SHMF filed Claim No. 13 (the “SHMF Claim”) in the total, unsecured amount of $1,432,114.56;

WHEREAS, on or about January 29, 2018, SVWMF filed Claim No. 14 (the “SVWMF Claim,” collectively with the SHMF Claim as the “Sabby Entities’ Claims”) in the total, unsecured amount of $716,057.26;

WHEREAS, on or about March 30, 2018, Alpha filed Claim No. 101 (the “Alpha Claim”) in the total, unsecured amount of “at least” $712,738.16;

WHEREAS, with the exception of the Sabby Entities and Alpha, no other holder of Warrants purported to exercise their alleged rights under section 3(d) of the Warrants nor timely filed claims against the Debtor or its estate;

WHEREAS, the Debtor denies that the closing of the Sale gives rise to any claims under the Warrants and, accordingly, raised a number of objections to the Sabby Entities’ Claims and the Alpha Claim (the “Objections”);

WHEREAS, the Sabby Entities dispute each of the Debtor’s Objections to the Sabby Entities’ Claims;

WHEREAS, by letter dated June 18, 2018 (the “Sabby Letter”), the Sabby Entities threatened and alleged certain claims against the Debtor’s present and former officers and directors;

WHEREAS, by letter dated June 28, 2018, the Debtor responded to, and denied the allegations in, the Sabby Letter;

WHEREAS, the Debtor and the Sabby Entities exchanged additional information and engaged in good faith negotiations;

WHEREAS, a settlement of the Debtor’s disputes and differences with both the Sabby Entities and Alpha, including the settlement of the Objections to the Sabby Entities’ Claims and the Alpha Claim will resolve all possible disputes, differences and claims related to the Warrants given, inter alia, that no other holders of Warrants timely exercised their alleged rights under Section 3(d) of the Warrants, nor timely filed claims against the Debtor based upon or arising under the Warrants;

WHEREAS, the Debtor has made it clear to the Sabby Entities that it would not settle its disputes and differences, including its Objections to the Sabby Entities’ Claims, unless it was also able to reach a settlement of its disputes and differences with Alpha, including its Objections to the Alpha Claim;

WHEREAS, the Debtor and the Sabby Entities desire to resolve all of their disputes and differences, including their disputes and differences related to the Sabby Entities’ Claims, without the time, expense, and uncertainty attendant with further litigation over any such Sabby Entities’ Claims, based upon the terms set forth herein, subject to the entry of a Final Order (as defined below) by the Court approving this Stipulation following notice and an opportunity to be heard pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, the Debtor and the Sabby Entities stipulate and agree as follows:

STIPULATION

1.     Each of the Recitals set forth above is incorporated by reference as though set forth fully at length herein.

2.     This Stipulation is subject to and conditioned upon satisfaction of the following two conditions (the first business day on which both of the following conditions are satisfied shall be the “Stipulation Effective Date”):

A.

The entry of a Final Order of the Court approving this Stipulation pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure after notice and an opportunity to be heard (the “Sabby Entities 9019 Motion”). As used herein, “Final Order” shall mean an order or judgment of the Court as to which (a) the time to appeal, petition for certiorari, or motion for argument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for re-argument or rehearing shall then be pending, or (b) in the event that an appeal, writ for certiorari, re-argument or rehearing thereof has been sought, such order of the Court shall have been affirmed by the highest court to which an appeal, petition for certiorari or re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari, or motion for re-argument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure may be filed with respect to such order, as long as such a motion has not actually been filed; and

B.

The entry of a Final Order of the Court approving a stipulation pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure after notice and an opportunity to be heard (the “Alpha 9019 Motion”) resolving the Debtor’s disputes and differences with Alpha, including the Debtor’s Objections to the Alpha Claim, on terms and conditions satisfactory to the Debtor in its sole and absolute discretion (the “Alpha Stipulation”).

3.     The Debtor shall file the Alpha 9019 Motion and the Sabby Entities 9019 Motion (which may be combined into one motion) within five (5) business days of execution of this Stipulation and the Alpha Stipulation, and such motion(s) shall be scheduled for the next available omnibus hearing date, or as soon thereafter as the Court can accommodate the Parties. The Debtor shall also schedule a hearing on its Disclosure Statement for the same hearing date and request a hearing for confirmation of the Plan on or before November 30, 2018.

4.     Effective on the Stipulation Effective Date, the SHMF Claim shall be reduced and allowed as a general unsecured claim in the total amount of $283,333.33 (the “Allowed SHMF Claim”), with prejudice to SHMF’s ability to amend the Allowed SHMF Claim or file further claims against the Debtor or its estate, provided, however, that if the Court enters a Final Order approving an Alpha Stipulation that results in Alpha receiving a greater allowed claim than SHMF, on a per Warrant basis, then the Allowed SHMF Claim shall be increased to equal the Alpha allowed claim amount, on a per Warrant basis.

5.     Effective on the Stipulation Effective Date, the SVWMF Claim shall be reduced and allowed as a general unsecured claim in the total amount of $141,666.67 (the “Allowed SVWMF Claim,” collectively with the Allowed SHMF Claim as the “Allowed Sabby Entities’ Claims”), with prejudice to SVWMF’s ability to amend the Allowed SVWMF Claim or file further claims against the Debtor or its estate; provided, however, that if the Court enters a Final Order approving an Alpha Stipulation that results in Alpha receiving a greater allowed claim than SVWMF, on a per Warrant basis, then the Allowed SVWMF Claim shall be increased to equal the Alpha allowed claim amount, on a per Warrant basis.

6.     Within five (5) business days of the Stipulation Effective Date, the Debtor shall pay the Allowed Sabby Entities’ Claims in full, without interest, pursuant to payment instructions provided by the Sabby Entities to the Debtor.  Effective upon payment of the Allowed Sabby Entities’ Claims, the Sabby Entities hereby surrenders the Sabby Entities’ Warrants to the Debtor for cancellation, and authorizes the Debtor to take any such actions reasonably necessary to instruct the Warrant Agent (as defined in the Sabby Entities’ Warrants) to cancel and retire the  Sabby Entities’ Warrants.

7.     Effective upon the Stipulation Effective Date, and except for the rights and obligations created by this Stipulation, the Debtor, on behalf of itself and its estate and the Debtor’s successors or assigns, does hereby fully and finally compromise and settle with, and forever release, remise, relieve, waive, relinquish and discharge the Sabby Entities, and each of their present and former officers, directors, employees, agents, attorneys, shareholders and their respective successors and assigns, from all claims, all causes or causes of action, suits, debts, dues, demands, obligations, charges, costs, expenses (including but not limited to attorneys’ fees), sums of money, controversies, damages, accounts, agreements, covenants, contracts, judgments, reckonings, liens and liabilities of every kind and nature whatsoever, whether at law or in equity, whether based upon statute, common law or otherwise, whether matured, contingent or non-contingent, whether direct or indirect, whether known or unknown, whether suspected or unsuspected, whether or not hidden and without regard to the subsequent discovery or existence of different or additional facts, which the Debtor ever had, now has, or may claim to have from the beginning of the world to the Stipulation Effective Date referring or relating to the Warrants, the Sabby Entities’ Claims, the Objections, the Sabby Letter, the Debtor, the Debtor’s operations or the Chapter 11 Case. Without limiting the generality of the foregoing, the Debtor acknowledges that there is a possibility that, subsequent to the execution of this Stipulation, it will discover facts, or incur or suffer claims, which were unknown or unsuspected at the time this Stipulation was executed, and which if known by it at that time may have materially affected the decision to execute this Stipulation. The Debtor further acknowledges and agrees that by reason of this Stipulation and the waiver and release and discharge contained herein, it is assuming any risk of such unknown or unsuspected facts and such unknown or unsuspected claims. The Debtor has been advised of the existence of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Notwithstanding such provisions, the waiver and release and discharge contained herein shall constitute a full waiver and release and discharge in accordance with its terms and the Debtor (i) expressly waives and relinquishes, to the fullest extent permitted by law, the provisions, rights, and benefits of any statute or principle of public policy or common law of the United States, or of any state thereof (including Section 1542 of the California Civil Code) or any other country, which either narrowly construes releases purporting by their terms to release such unknown or unsuspected claims in whole or in part, or restricts or prohibits the releasing of such claims and (ii) expressly acknowledges and agrees, to the fullest extent permitted by law, that all such provisions, rights, and benefits are inapplicable due to the governing law provision set forth in paragraph 20 of this Stipulation.

8.     Effective on the Stipulation Effective Date, and except for the rights and obligations created by this Stipulation, the Sabby Entities, on behalf of themselves and their successors or assigns, do hereby fully and finally compromise and settle with, and forever release, remise, relieve, waive, relinquish and discharge the Debtor, the Debtor’s estate and each of the Debtor’s past and present officers, directors, employees, agents, attorneys, shareholders and the Debtor’s successors and assigns (the “Debtor Releasees”) from all claims, all causes or causes of action, suits, debts, dues, demands, obligations, charges, costs, expenses (including but not limited to attorneys’ fees), sums of money, controversies, damages, accounts, agreements, covenants, contracts, judgments, reckonings, liens and liabilities of every kind and nature whatsoever, whether at law or in equity, whether based upon statute, common law or otherwise, whether matured, contingent or non-contingent, whether direct or indirect, whether known or unknown, whether suspected or unsuspected, whether or not hidden and without regard to the subsequent discovery or existence of different or additional facts, which the Sabby Entities ever had, now have, or may claim to have from the beginning of the world to the Stipulation Effective Date referring or relating to the Warrants, the Sabby Entities’ Claims, the Objections, the Sabby Letter, the Debtor, the Debtor’s operations or the Chapter 11 Case. Without limiting the generality of the foregoing, the Sabby Entities acknowledge that there is a possibility that, subsequent to the execution of this Stipulation, they will discover facts, or incur or suffer claims, which were unknown or unsuspected at the time this Stipulation was executed, and which if known by them at that time may have materially affected the decision to execute this Stipulation. The Sabby Entities further acknowledge and agree that by reason of this Stipulation and the waiver and release and discharge contained herein, they are assuming any risk of such unknown or unsuspected facts and such unknown or unsuspected claims. The Sabby Entities have been advised of the existence of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Notwithstanding such provisions, the waiver and release and discharge contained herein shall constitute a full waiver and release and discharge in accordance with its terms and the Sabby Entities (i) expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any statute or principle of public policy or common law of the United States, or of any state thereof (including Section 1542 of the California Civil Code) or any other country, which either narrowly construes releases purporting by their terms to release such unknown or unsuspected claims in whole or in part, or restricts or prohibits the releasing of such claims and (ii) expressly acknowledge and agree, to the fullest extent permitted by law, that all such provisions, rights, and benefits are inapplicable due to the governing law provision set forth in paragraph 20 of this Stipulation.

9.     From and after the full payment of the Allowed Sabby Entities’ Claims, the Debtor and the official Claims Agent appointed in this case are authorized to take any and all actions necessary to effectuate this Stipulation including, without limitation, amending the claims register in this Chapter 11 Case to reflect the terms of this Stipulation.

10.     This Stipulation is the entire agreement between the Parties with respect to the subject matter hereof. This Stipulation supersedes any and all agreements, whether written or oral, that may have previously existed between the Parties with respect to the matters set forth herein. No statements, promises, or representations have been made by any Party to any other, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly provided for herein.

11.     Each of the undersigned counsel represents and warrants that he/she is authorized and empowered to execute and deliver this Stipulation on behalf of his/her client(s), and to bind it/them to the terms and conditions of this Stipulation.

12.     The Sabby Entities represent and warrant that they currently hold, collectively, the Sabby Entities’ Warrants and the Sabby Entities’ Claims and that no portion of such claims or the Sabby Entities’ Warrants have been cancelled, sold or assigned. The Sabby Entities shall not sell, transfer or assign the Sabby Entities’ Warrants or the Sabby Entities’ Claims.

13.     In the event of any ambiguity in this Stipulation, no inferences shall be drawn against any Party on the basis of authorship of this Stipulation.

14.     No modification, amendment or waiver of any of the terms or provisions of this Stipulation shall bind any Party unless such modification, amendment or waiver is in writing, has been approved by the Court, and has been executed by a duly authorized representative of the Party (or the successor thereto) against whom such modification, amendment or waiver is sought to be enforced.

15.     If any part of this Stipulation is held to be unenforceable by any court of competent jurisdiction, the unenforceable provision shall be deemed amended to the least extent possible to render it enforceable and the remainder of this Stipulation shall remain in full force and effect.

16.     If the Court approves, by Final Order, the Alpha Stipulation and all terms and conditions of this Stipulation, except for timing of the payment of the Allowed Sabby Entities’ Claims in paragraph 6, the Stipulation Effective Date shall be the Effective Date of the Debtor’s Plan, and the Allowed Sabby Entities’ Claims shall be treated as General Unsecured Claims under the Debtor’s Plan and paid, in full, pursuant to the Plan within five (5) business days of the Effective Date of the Plan. Effective upon payment of the Allowed Sabby Entities’ Claims, the Sabby Entities hereby surrender the Sabby Entities’ Warrants to the Debtor for cancellation, and authorizes the Debtor to take any such actions reasonably necessary to instruct the Warrant Agent (as defined in the Sabby Entities’ Warrants) to cancel and retire the  Sabby Entities’ Warrants.

17.     If either (1) the Debtor fails to perform its obligations under this Stipulation, or (2) the Stipulation Effective Date does not occur on or before December 31, 2018, then the Sabby Entities may elect, in their sole and absolute discretion, to terminate this Stipulation by providing written notice of such termination to the undersigned counsel for the Debtor, and, upon such termination, this Stipulation shall be null and void and no further force or effect whatsoever and no Party shall have any obligation to any other Party arising out of this Stipulation and no statement made herein may be used by or against any Party or any non-Party for any purpose.

18.     The Sabby Entities shall support and, if entitled to vote, shall vote in favor of the Debtor’s Plan provided that such Plan is consistent with this Stipulation.

19.     The Sabby Entities shall not acquire additional Warrants and shall not encourage or assist any other party in pursuing claims against the Debtor or the Debtor Releasees, including without limitation, based upon Warrants.

20.     This Stipulation shall be governed by and construed in accordance with the Bankruptcy Code and, where not inconsistent, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

21.     Except as expressly set forth herein, this Stipulation shall be binding upon and inure to the benefit of the Parties and their respective successors, assignees, agents, attorneys and representatives.

22.     The Parties acknowledge and agree that the Court shall retain jurisdiction over all disputes concerning or related to the subject matter of this Stipulation.

23.     This Stipulation may be executed in one or more counterparts, including by facsimile and/or electronic mail, each of which when so executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same Stipulation.

Saul Ewing Arnstein & Lehr LLP	Olshan Frome Wolosky LLP

/s/ Mark Minuti	/s/ Adam H. Friedman

Mark Minuti (DE #2659)

Monique Bair DiSabatino (DE #6027)

1201 North Market Street, Suite 2300

P.O. Box 1266

Wilmington, DE 19899-1266

(302) 421-6840 / 6898

(302) 421-5873 / 5864 (Fax)

mminuti@saul.com

mdisabatino@saul.com

Counsel for Debtor and Debtor in Possession

Dated: August 24, 2018

Adam H. Friedman 1325 Avenue of the Americas New York, NY 10019 (212) 451-2216 (212) 451-2222 (Fax) AFriedman@olshanlaw.com Counsel for the Sabby Entities Dated: August 24, 2018

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